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                                                                    Exhibit 24.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 21, 2000 included in this Form 10-K, into USBANCORP, Inc.'s previously filed Registration Statements on Form S-3 (Registration No. 33-56604); Form S-3 (Registration No. 33-50225); Form S-8 (Registration
No. 33-53935); Form S-8 (Registration No. 33-55845); Form S-8 (Registration No. 33-55207) and Form S-8 (Registration No. 33-55211).

/s/Arthur Andersen LLP

Pittsburgh, Pennsylvania
March 6, 2000